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                                                                       EXHIBIT 5

                                 BAKER & DANIELS
                      300 North Meridian Street, Suite 2700
                           Indianapolis, Indiana 46204
                       (317) 237-0300 (317) 237-1000 (fax)



October 14, 1997



Simon DeBartolo Group, L.P.
Simon Property Group, L.P.
115 West Washington Street
Indianapolis, IN  46204

Ladies and Gentlemen:

            We have acted as counsel for Simon DeBartolo Group, L.P., a Delaware limited partnership (the "Operating Partnership"), and Simon Property Group, L.P., a Delaware limited partnership (the "Guarantor"), in connection with the proposed issuance and sale of up to $1,000,000,000 (or its equivalent (based on the applicable exchange rate at the time of sale) in one or more foreign currencies or currency units) aggregate principal amount of debt securities of the Operating Partnership (the "Debt Securities") and the guarantee of the Debt Securities by the Guarantor (the "Guarantee").

            In connection therewith, we have examined the following documents:

            (a) the joint Registration Statement on Form S-3 of the Operating Partnership and the Guarantor (Registration No. 333-33545-01) relating to the Debt Securities and the Guarantee (the "Registration Statement"); and

            (b) the Indenture among the Operating Partnership, the Guarantor and The Chase Manhattan Bank ("Chase Manhattan"), as Trustee, dated as of November 26, 1996, pursuant to which the Debt Securities and the Guarantee are to be issued (the "Original Indenture").

            We also have examined such corporate records and documents of SD Property Group, Inc., an Ohio corporation and the managing general partner of the Operating Partnership ("SD Property"), and Simon DeBartolo Group, Inc., a Maryland corporation and the sole general partner of the Guarantor (the "Company"), and have reviewed and considered such questions of law and fact, as we deemed necessary or appropriate as a basis for the opinions expressed herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original
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documents of all documents submitted to us as copies and the authenticity of the originals of such copies. As to facts relevant to the opinions expressed herein, we have relied upon certificates, statements or representations of officers of the Company and SD Property, public officials and others, without any independent verification thereof.

            Based upon and subject to the foregoing, we are of the opinion that:

            1. Each of the Operating Partnership and the Guarantor is existing and in good standing as a limited partnership under the laws of the State of Delaware.

            2. When the issuance of a Debt Security has been duly authorized by the Board of Directors of SD Property on behalf of the Operating Partnership as contemplated by the Original Indenture and by the Supplemental Indenture to be entered into among the Operating Partnership, the Guarantor and Chase Manhattan pursuant to which such Debt Security is to be issued (the "Supplemental Indenture" and, together with the Original Indenture, the "Indenture"), subject to the Supplemental Indenture having been duly authorized, executed and delivered by the Operating Partnership and the Guarantor and to the terms of such Debt Security being otherwise in compliance with then applicable law, and when such Debt Security has been duly executed, authenticated, sold and delivered in the form approved pursuant to and in accordance with the terms of the Indenture, the Registration Statement, which Registration Statement shall have become effective, the supplement or supplements to the Prospectus constituting a part thereof and, if applicable, such agreement or agreements as may have been duly authorized and executed in connection with the sale of such Debt Security, such Debt Security will constitute a valid and binding obligation of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms, except as enforcement thereof may be limited by (a) bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, rearrangement, receivership, moratorium or other laws and matters of public policy now or hereafter in effect relating to or affecting creditors' rights generally, (b) general equity principles, (c) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a foreign currency or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, (d) governmental authority to limit, delay or prohibit the making of payments outside the United States, and (e) the enforceability of forum selection clauses in the federal courts. To the extent that the obligations of the Operating Partnership under such Debt Security may be dependent upon such matters, we assume for purposes of this opinion that Chase Manhattan is a New York banking corporation at all times duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation with full power and authority to enter into and perform its obligations under the Indenture, and that the Indenture will have been, before the issuance and sale of such Debt Security, duly authorized, executed and delivered by Chase Manhattan and will, at such time, constitute the valid and legally binding obligation of Chase Manhattan, enforceable against Chase Manhattan in accordance with its terms.

            3. When the Guarantee with respect to a duly authorized Debt Security has been duly authorized by the Board of Directors of the Company on behalf of the Guarantor as contemplated by the Indenture, subject to the Supplemental Indenture pursuant to which such Debt Security and Guarantee are to be issued having been duly authorized, executed and delivered by the Operating Partnership and the Guarantor and to the terms of such Debt Security and Guarantee being otherwise
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in compliance with then applicable law, and when such Debt Security and
Guarantee have been duly executed, authenticated, sold and delivered in the form approved pursuant to and in accordance with the terms of the Indenture, the Registration Statement, which Registration Statement shall have become effective, the supplement or supplements to the Prospectus constituting a part thereof and, if applicable, such agreement or agreements as may have been duly authorized and executed in connection with the sale of such Debt Security and Guarantee, such Guarantee will constitute a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as enforcement thereof may be limited by (a) bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, rearrangement, receivership, moratorium or other laws and matters of public policy now or hereafter in effect relating to or affecting creditors' rights generally, (b) general equity principles, (c) requirements that a claim with respect to the Guarantee of any Debt Security denominated other than in U.S. dollars (or a foreign currency or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, (d) governmental authority to limit, delay or prohibit the making of payments outside the United States, (e) the enforceability of forum selection clauses in the federal courts, and (f) any provision in the Guarantee purporting to preserve and maintain the liability of any party thereto despite the fact that the guaranteed debt is unenforceable due to illegality. To the extent that the obligations of the Guarantor under such Guarantee may be dependent upon such matters, we assume for purposes of this opinion that Chase Manhattan is a New York banking corporation at all times duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation with full power and authority to enter into and perform its obligations under the Indenture, and that the Indenture will have been, before the issuance and sale of the Debt Security to which such Guarantee relates, duly authorized, executed and delivered by Chase Manhattan and will, at such time, constitute the valid and legally binding obligation of Chase Manhattan, enforceable against Chase Manhattan in accordance with its terms.

            We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder.

                                    Yours very truly,

                                    /s/ Baker & Daniels